Consent of Independent Registered Public Accounting Firm	Raymond Chabot Grant Thornton LLP
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National Bank Tower
600 De La Gauchetière Street West
Montréal, Québec H3B 4L8

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We have issued our report dated November 16, 2010 and our comments by independent registered chartered accountants for U.S. readers on Canada-U.S. reporting differences dated November 16, 2011 with respect to the consolidated financial statements included in the Annual Report of Sand Technology Inc. on Form 20-F for the year ended July 31, 2010. We hereby consent to the incorporated by reference of said report and comments in the Registration Statements of Sand Technology Inc. on Forms S-8 (File No. 333-08538, effective March 27, 1998 and File No. 333-07462, effective August 20, 1997) and Form F-3 (File No. 333-51014, effective August 18, 2000).

Montréal, Canada, November 26, 2010

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1 Chartered accountant auditor permit no. 20154

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